UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 6, 2007
Date of Report (Date of earliest event reported)

IMVISION THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52360	20-8963448
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Feodor-Lynen Strasse 5, Hanover, Germany	0000
(Address of principal executive offices)	(Zip Code)

+49 511 53 88 96-76
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5                 CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 6, 2007, by a written consent resolution of our board of directors, Myoung-Ok Kwon, Ph.D., was appointed as a director of the Company. Concurrent with the appointment of Dr. Kwon, Dr. Sven Rohmann resigned as a director of the Company. Dr. Kwon joins our board of directors as a representative of Nextech Venture LP, our principal shareholder, in replacement of Dr. Rohmann. As a result of the appointment and resignation, the directors of the Company are now as follows:

Board of Directors
1.	Martin Steiner
2.	Horst Rose
3.	Myoung-Ok Kwon

Myoung-Ok Kwon, Ph.D. joined Nextech Venture Ltd. as a partner in February 2007. Prior to joining Nextech, Dr. Kwon worked at Novartis International where she was responsible as a senior research planner and scientific assistant to the head of corporate research for research portfolio management, strategy development, research policy, project management, and liaison of external academic collaborations, and she was also in charge of internal and external communications for corporate research related affairs. Dr. Kwon holds a Ph.D. from Novartis Research Foundation, Friedrich-Miescher Institute/ University of Basel, Switzerland.

Item 9.01                  Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired.

Not applicable.

(b)        Pro forma Financial Information.

Not applicable.

(c)        Shell Company Transaction.

Not applicable.

(d)        Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMVISION THERAPEUTICS INC.

Date: September 11, 2007	By:	/s/ Martin Steiner
Martin Steiner
President and Chief Executive Officer